                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Amendment No. 2
                                    FORM 8-K/A

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) November 5, 1999

                                  AirTrax, Inc.
               (Exact name of Registrant as specified in charter)



           New Jersey                0-25791              22-3506376
   (State or other jurisdiction    (Commission      (I.R.S. Employer
       of incorporation)           File Number)      Identification No.)


    1616 Pennsylvania Avenue, #122, Vineland, N.J.            08361
   (Address of principal executive offices)                 (Zip code)



Registrant's telephone number, including area code      (856) 327-8112


                          MAS Acquisition IX Corp.
                           1710 E. Division St.
                         Evansville, Indiana 47711
         (Former name or former address, if changed, since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(a) Pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated November 5, 1999 between MAS Acquisition IX Corp. ("MAS"), an Indiana corporation, and AirTrax, Inc., a New Jersey corporation ("AirTrax" or "Company"), all of the issued and outstanding shares of capital stock of MAS were exchanged for 114,867 shares of AirTrax. AirTrax became the surviving company in the merger. The effective date of the merger was November 19, 1999.

The Merger Agreement was adopted by the unanimous consent of the Board of Directors of MAS and approved by the majority of shareholders of MAS on November 5, 1999. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of AirTrax and by consent of a majority of shareholders of AirTrax on November 5, 1999.

Prior to the merger, MAS had 8,519,800 shares of common stock issued and outstanding that were exchanged for 114,867 shares of common stock of AirTrax. Pursuant to the merger, AirTrax acquired all of the issued and outstanding shares of capital stock of MAS.

Prior to the merger, AirTrax had 4,543,048 shares of common stock issued and outstanding, and 275,000 shares of a series of preferred stock ("Preferred Stock") issued and outstanding, no par value. Each share of Preferred Stock is entitled to 10 voting rights on all matters on which shareholders are entitled to vote. The Preferred Stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. Dividends are cumulative and the holder has a right to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the last offering or trading price of the common stock during an applicable calendar quarter. The Preferred Stock has a preference over common stockholders upon liquidation equal to the stated value per share. The Preferred Stock is not convertible to common stock.

Upon effectiveness of the merger, AirTrax had 4,657,915 shares of common stock and 275,000 shares of preferred stock outstanding.

The officers of AirTrax will continue as the officers of the successor issuer (see "Management" below). The officers, directors, by-laws and certificate of incorporation, as amended, of AirTrax will continue without change as the officers, directors, by-laws and certificate of incorporation, as amended, of the successor issuer.

A copy of Merger Agreement is incorporated herein by reference as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on November 19, 1999 and such exhibit modifies the foregoing description.

(b) The following table contains information regarding the shareholders of AirTrax, its current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock and Preferred Stock:

                                           Percentage of   Percentage of
             Common Stock    Preferred     Common Stock    Preferred Stock
             Beneficially    Voting Stock  Beneficially    Beneficially
Name(1)      Owned(2)        Rights(3)     Owned(2)        Owned(3)
-----------------------------------------------------------------------
Peter Amico
President and
Chairman        1,685,737(4)  2,750,000(5)   36.31%            100%

D. Barney Harris   92,500(6)   -0-            2.02%            -0-
Vice President
and Director

Frank Basile      108,031(7)   -0-            2.38%            -0-
Director

James Hudson       55,800(8)   -0-            1.23%            -0-
Director

John Watt Jr.     109,000(9)   -0-            2.40%            -0-
Secretary and
Director

All directors   2,035,268    2,750,000       48.12%            100%
and executive
officers as a
group (5 persons)
-----------------

(1). The address of each beneficial owner is the address of the Company.
(2). Based on 4,543,048 outstanding shares of common stock (prior to the effectiveness of the merger), except that shares of common stock underlying options or warrants exercisable within 60 days from the date of merger are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants.
(3). Based upon 275,000 outstanding shares of Preferred Stock after giving effect to the 10 for 1 voting rights per share of the preferred stock.
(4). Represents 1,585,737 shares of common stock held by Arcon Corp., a corporation wholly owned by Mr. Amico, and includes options to purchase 100,000 shares of common stock pursuant to Mr. Amico's employment agreement.
(5). Represents 275,000 shares of preferred stock held by Arcon Corp., a corporation wholly owned by Mr. Amico, and gives effect to the 10 for 1 voting rights per share of the preferred stock.
(6). Includes options to purchase 25,000 shares of common stock pursuant to Mr. Harris' employment agreement.
(7). Includes 3,031 shares of common stock held by an affiliate, 10,000 shares of common stock held by Mr. Basile's spouse, and 5,000 shares of common stock issuable upon exercise of director's options.
(8). Includes 44,500 shares of common stock held by an affiliate.
(9). Includes 100,000 shares of common stock held jointly with his spouse, 4,000 shares of common stock held by an affiliate, and 5,000 shares of common stock issuable upon exercise of director's options.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The consideration exchanged pursuant to the Merger Agreement was negotiated in an arms length transaction between the parties. In evaluating AirTrax as a candidate for the merger, MAS considered the omni-directional technology of AirTrax and the products to be introduced by AirTrax. Both parties determined the considerations reasonable.

(b). The plan of operations of AirTrax provides for the further development and commercial sale of the omni-directional wheel technology (see "Business" below).

BUSINESS



Background

AirTrax is a development stage company that has developed an omni-directional wheel technology for various applications. AirTrax was incorporated in the State of New Jersey on April 17, 1997. On May 19, 1997, the Company entered into a merger agreement with a predecessor company and became the surviving company in the merger.

An early stage omni-directional wheel was patented by a Swedish inventor and was purchased by the United States Navy and the technology was advanced at the Naval Surface Warfare Center. The Navy held the patent until its expiration in 1990. In January 1996, the Company's predecessor entered into a Cooperative Research and Development Agreement ("CRADA") with the United States Navy to transfer the omni-directional wheel technology to the predecessor. Since CRADA, the Company has advanced the development of the technology for its various applications including use on forklifts and other material handling equipment.

Although the original patent for the omni-directional wheel expired, the Company has filed a patent with the United States Patent and Trademark Office encompassing certain other aspects of the technology.


Description of Technology.

An omni-directional vehicle employing the Company's patent pending technology is capable of traveling in any direction. On a four-wheel omni-directional vehicle, each omni-directional wheel has its own independent electric or hydraulic motor and the motion of the vehicle is controlled by coordinating all four wheels through a microprocessor that receives imput from an operator-controlled joystick. Unlike most vehicles, there is no conventional drive train, axle, or steering rack.
The basis of the Company's omni-directional technology consists primarily of a mobile platform with four omni-directional wheels. Each wheel has its own electric or hydraulic motor that turns a wheel hub. However, the wheel hub is not covered by a conventional rubber tire. Rather, each wheel hub is encircled with multiple elliptical (keg-shaped) rollers that are offset 45 degrees. The elliptical rollers, fabricated from urethane, are extremely durable. By independently controlling the rotation of each wheel, the vehicle has the capability of traveling in any direction. The joystick controls the direction of the vehicle. The technology allows the vehicle to move forward, laterally, diagonally, or completely rotate within its own footprint, thereby allowing it to move into confined spaces without difficulty.
The navigational options of an omni-directional vehicle are virtually limitless. The omni-directional wheel can be manufactured in almost any size, depending upon the application. For instance, the wheel can be used on miniature vehicles or massive load-carrying vehicles. Omni-directional technology has been incorporated into prototype vehicles that perform the following functions: carrying hazardous materials, remote fire fighting, weapons loading, and general forklift uses. The technology can be employed in any type of vehicle that requires superior navigational capabilities.

Current Operations.

The Company has completed the development of a commercial omni-directional forklift. The forklift has been extensively tested internally by the Company and is awaiting further testing by Underwriters Laboratory and to meet the standards of the American National Standards Institute. Following this testing period which is anticipated to be completed during the first quarter of 2000, the Company will commence the commercial production and sale of this product (see "Risk Factors").

The forklift will be available in the ATX, ATX-E and ATX-ER series with 3000 through 6000 pound capacities. Each series is briefly described below.

ATX Series. This series will feature the revolutionary omni-directional technology. This forklift will deliver unequaled maneuverability providing significantly improved operating efficiencies in the materials handling industry. This model is expected to retail at prices competitive with existing forklifts.

ATX-E Series. In addition to the omni-directional technology, this series permits the upper section of the forklift to extend and retract. This feature effectively reduces the overall dimensions of the machine while carrying a load to approximately 6 feet 6 inches enabling it to traverse a seven-foot aisle sideways.

ATX-ER Series. In addition to the omni-directional technology and the extend/retract feature, the upper section of this series can rotate allowing loads to be transferred from one side to the other while the forklift remains stationary.

The Company intends to develop other applications of its omni-directional technology. These applications include an omni-directional wheel chair and an omni-directional device for military equipment handling (see "Risk Factors").

Recently, the Company was awarded a Phase I research contract under the Department of Defense's Small Business Innovation Research Program to develop an omni directional Multiple Purpose Mobility Platform (MP2).
The Phase I contract studied the application of an omni-directional material handling device proposed to be developed by the Company for the installation of jet engines and munitions on military aircrafts and was supervised by the Naval Air Warfare Center Aircraft Division
(NAWC) in Lakehurst, New Jersey. The Company recently completed the
Phase I contract, and subsequently has been granted a Phase I continuation contract from NAWC to further define the uses of the MP2. The Company also was advised that NAWC has recommended it for a Phase II research contract. The total amount of the Phase II contract, if awarded, is anticipated not to exceed $750,000. The Phase II contract will further study the feasibility of the MP2 for military purposes, and likely will include the construction of a proto-type device. Although management believes the underlying omni directional technology for the proposed MP2 has significant potential for both commercial and military applications, no assurances can be given.

The Company has conducted a preliminary design of an omni-directional wheel for wheelchair applications. It will require additional funds to complete a structural and ergonomic design of a proto-type wheelchair, as well as the construction of the proto-type for test purposes. Although management recognizes the potential utilitarian benefit and corresponding market size of an omni-directional wheelchair, no assurances can be given that the product can be developed by the Company.

In addition, since 1995, the Company and its predecessor have manufactured and sold on a limited basis a helicopter ground handling device.

Suppliers.

The Company has entered into an arrangement with a manufacturer to produce the forklift and other omni-directional products. However, the Company may establish its own manufacturing facility in the future if economically advantageous. The components of the Company's forklifts consist of over the counter products and products that have been specially designed and manufactured by various suppliers in collaboration with the Company. The Company considers these specially designed and manufactured products proprietary and has entered into exclusive contractual agreements with such suppliers. In addition, while the Company maintains single sources for the over the counter components, it believes that other sources are available if necessary.


Marketing.

The Company will establish an exclusive dealer network nationally and internationally for its forklift product line. Each dealer likely will be an existing equipment distributor, and will be granted an exclusive territory. In addition, each dealer will be required to purchase a number of forklifts commensurate with the size of its territory. To date, the Company has conducted limited dealer solicitation. The Company will initiate its dealer solicitation following the successful testing of its forklift. In addition, the Company is in negotiations with a lending source to provide a financing alternative for distributors (see "Risk Factors").


Markets.

The Company believes the commercial version of the omni-directional forklift will revolutionize the materials handling and warehousing industries creating sales markets globally (see "Risk Factors"). The market for the ATX series is anticipated to be significant based on the sale and use of forklifts worldwide. In the United States alone, it is estimated that 1,000,000 forklifts are in commercial use today, and in 1998 over 174,000 were sold domestically. The US market represents approximately 35% of the worldwide market. In addition, the Company believes the United States military represents a significant market for omni-directional forklifts and other materials handling equipment.

Competition.

Although the Company will not confront direct competition for its omni-directional technology, it anticipates that it may face competition from competing technologies in the future. In the immediate future, however, the Company will confront competition from conventional products in the materials handling and warehousing industry (ie. other forklift companies). Many of these companies are subsidiaries of major national and international equipment companies, and have significantly greater financial, engineering, marketing and other resources than the Company. In addition, the patent on omni-directional technology expired in 1990. Although the Company has sought patent protection for certain other aspects of its technology, no assurances can be given that such patent protection will effectively thwart competition.


Patents and Proprietary Rights.

In December 1997, the Company received a patent for a omni-directional helicopter ground-handling device. In March 1998, the Company filed a patent encompassing certain aspects of the technology applicable to the omni-directional forklift (see "Risk Factors").

The Company also seeks to protect its proprietary technology through exclusive supply contracts with manufacturers for specially designed and manufactured components.

PROPERTY

The Company maintains its administrative offices at 1616 Pennsylvania Avenue, #122, Vineland, New Jersey 08361 on premises owned by the president of the Company. As of December 31, 1999, the arrangement between the parties has been rent-free.


MARKET FOR AIRTRAX'S SECURITIES

Prior to the merger, the Company has been a non-reporting company with certain of its securities exempt from registration under Regulation D promulgated under the Securities Act of 1993, as amended. The Company's common stock has traded on the National Quotation Bureau's "Pink Sheets". There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile.

As a result of the merger, the Company has elected to become a successor issuer and successor reporting company to MAS and intends to immediately file for listing of its common stock on the NASDAQ OTC Bulletin Board.


OFFICERS AND DIRECTORS

Name                       Age            Title
--------------------       ---            ---------------------------
Peter Amico                56             President and Chairman
D. Barney Harris           37             Vice President and Director
John Watt Jr.              62             Secretary and Director
Frank Basile, Esq.         63             Director
James Hudson               55             Director
--------------------

Peter Amico - Mr. Amico is the founder of the Company and has been President and Chairman of the Company and its predecessor since its inception in April 1995. Prior to 1995, Mr. Amico was president and majority shareholder of Titan Aviation and Helicopter Services, Inc. ("Titan"). He has an extensive background in sales and in structural design. His career in sales has spanned over thirty years and he has held sales positions at Firestone Tire & Rubber and Union Steel Products, Inc. In 1996 and in connection with operations of Titan, Mr. Amico filed for bankruptcy protection.

D. Barney Harris - Mr. Harris has been a Director of the Company since December 1998 and a Vice President since July 1999. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Prior to 1997, Mr. Harris was employed by EG&G as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982, and is presently completing his M.S.M.E. from the University of Maryland.

Mr. John Watt Jr. - Mr. Watt has been Secretary and a Director of the Company since August 1998. From 1990 to the present, he has been the President of Watt-Bollard Associates, Inc., a manufacturers' representative sales agency located in Fort Washington, Pennsylvania. From 1970 to 1990, he served as President of John C. Watt Associates, Inc.

Mr. James Hudson - Mr. Hudson has been a Director of the Company since May 1998. From 1980 to present, he has been President of Grammer, Dempsy & Hudson, Inc., a steel service center headquartered in Newark, New Jersey.

Frank A. Basile, Esq. - Mr. Basile has been a Director of the Company since April 1999. Mr. Basile has been a practicing attorney since 1963 and is president of the law firm Basile & Testa located in Vineland, New Jersey. The firm was one of seven law firms selected by the State of New Jersey to represent the State in a class action lawsuit against the tobacco industry.

EXECUTIVE COMPENSATION

The Company and Peter Amico, as President, have entered into a written employment agreement for a period from April 1997 to June 2000. Pursuant to the agreement, Mr. Amico receives a salary of $75,000 per year for fiscal 1999 through June 2000. In addition, the agreement provides Mr. Amico with stock options not to exceed 50,000 shares of common stock per year, of which 10,000 shares are exercisable at $1.00, 25,000 are exercisable at 30% of the lowest price paid in the proceeding 30 day period, and 15,000 is exercisable at 50% of the lowest price paid for the common stock in the preceding 30 day period. Arcon Corp. ("Arcon"), a corporation wholly owned by Mr. Amico, receives an annual dividend on 275,000 shares of Preferred Stock held by Arcon. The annual dividend equals $68,750, however, the holder may elect to be paid in the form of common stock at a discount to the market price (see the description of the Preferred Stock in Item 1. Changes in Control of Registrant). For the period from May 1997 to December 31, 1998, Arcon received 305,737 shares of common stock as a dividend on the Preferred Stock. For the period ended September 30, 1999, $51,563 in cash dividends was accrued, of which $40,498 was paid in cash and the balance remains outstanding.

The Company and D. Barney Harris, as Vice President, have entered into a written employment agreement for period of five years. Pursuant to the agreement, Mr. Harris receives an annual salary of $75,000, subject to annual review by the Company. In addition, Mr. Harris will be entitled to receive stock grants and stock options not exceeding 25,000 shares of common stock per annum at share prices discounted to the market.

The Board of Directors generally hold office until a successor is elected. Each board member receives $250 for each meeting attended, plus reasonable travel expenses. For 1998, each board member was granted stock options for not more than 5,000 shares of common stock at price of $0.50 per share.

RISK FACTORS.

LACK OF COMMERCIAL PRODUCT. The Company has developed the commercial version of its unique, omni-directional forklift. The commercial introduction of the product is subject, however, to additional testing for rating purposes by independent third parties (see "Business"). Due to the unique performance attributes of the forklift, the forklift will undergo a series of unprecedented tests relating to these attributes. Although management is confident in the performance capabilities of the forklift, management has not performed these tests separately. If the forklift cannot perform these tests successfully, many of the competitive advantages of the forklift may be lessened and the Company may have to redesign certain aspects of the forklift. Such event may have a negative impact upon the operations of the Company.

LIMITED OPERATING HISTORY. The Company is a development stage company, and, together with its predecessor, has been in operation since 1995. However, since 1995, the Company's operations have been limited to the development of its omni-directional products, and limited revenue has been generated during this period. Consequently, its business may be subject to the many risks and pitfalls commonly experienced by development stage companies. There can be no assurances that future operations will be profitable.

LACK OF INDICATIONS OF PRODUCT ACCEPTABILITY. The success of the Company will be dependent upon its ability to sell omni-directional products in quantities sufficient to yield profitable results. To date, the Company has received limited indications of the commercial acceptability of certain of its omni-directional products. Accordingly, no assurances can be given that the Company's omni-directional products can be marketed and sold in a commercial manner.

LACK OF ESTABLISHED DISTRIBUTION CHANNELS. The Company does not have an established channel of distribution for its forklift product line. It intends on establishing a network of exclusive dealers throughout the United States. Although the Company has received indications of interest from a number of equipment distributors, to date, the Company has conducted limited dealer solicitation and has not finalized arrangements with any dealer. No assurances can be given that the Company will be successful in establishing its intended dealer network.

NEED FOR ADDITIONAL CAPITAL. The Company will require additional capital in the immediate future to meet its operating needs. The Company intends on raising the capital through a private or public financing of debt or equity. Presently, the Company has no commitment for any such funding.
No assurances can be given that the Company will be successful in obtaining such financing on terms acceptable to the Company. The
Company's inability to obtain such financing could have a material adverse affect on the Company. In addition to its present need for capital, in the future the Company may require additional capital to develop additional products or to meet its operating needs. No assurances can be given that such capital will be available in the future at terms acceptable to the Company or at all.

FEATURES OF PREFERRED STOCK. The Company has 275,000 shares of preferred stock outstanding that are held by an affiliate of the President. The stock carries a 10 for 1 voting right and a stated value of $5.00 per share. The preferred stock carries a liquidation preference equal to the stated value and an annual, cumulative dividend preference of five percent, all to the detriment of common shareholders. In addition, the holder may elect to receive the dividend in the form of common stock at a discount to the market price (see the description of the Preferred Stock in Item 1. Changes in Control of Registrant).

MANAGEMENT. The ability of the Company to successfully conduct its business affairs will be dependent upon the capabilities and business acumen of current management including Peter Amico, the Company's President. Accordingly, shareholders must be willing to entrust all aspects of the business affairs of the Company to its current management. Further, the loss of any one of the Company's management team could have a material adverse impact on its continued operation.

CONTROL EXERCISED BY MANAGEMENT. The existing officers and directors will control approximately 70% of the shareholder votes. This control by management is in the form of common stock and preferred stock that has 10 for 1 voting rights. Consequently, management will control the vote on all matters brought before shareholders, and holders of common stock may have no power in corporate decisions usually brought before shareholders.

NATURE OF BUSINESS/INSURANCE. The manufacture, sale and use of omni-directional forklifts and other material handling equipment is generally considered to be an industry of a high risk with a high incidence of serious personal injury or property loss. Although the Company intends to maintain sufficient liability insurance for the manufacture and use of its products, one or more incidents of personal injury or property loss resulting from the operation of its products could have a material adverse impact on the business of the Company.

COMPETITION. Although management believes its product will have significant competitive advantages to conventional forklifts, the Company will be competing in an industry populated by some of the foremost equipment and vehicle manufacturers in the world. Substantially all of these companies have greater financial, engineering and other resources than the Company. No assurances can be given that any advances or development made by such companies will not supersede the competitive advantages of the Company's omni-directional forklift. In addition, many of the Company's competitors have long-standing arrangements with equipment distributors and carry one or more of the competitor's products in addition to forklifts. These distributors are prospective dealers for the Company. Consequently, these distributors may be loath to enter into any relationship with the Company for fear of jeopardizing their existing relationship with the competitors.

PENNY STOCK REGULATION. The Company's common stock may be deemed a "penny stock" under federal securities laws. The Securities and Exchange Commission has adopted regulations that define a "penny stock" generally to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on any broker/dealer who sell such securities to other than established investors and accredited investors. For transactions covered by this rule, the broker/dealer must make certain suitability determinations and must receive the purchaser's written consent prior to purchase. Additionally, any transaction may require the delivery prior to sale of a disclosure schedule prescribed by the Commission. Disclosure also is required to be made of commissions payable to the broker/dealer and the registered representative, as well as current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the customers and information on the limited market in penny stocks. These requirements generally are considered restrictive to the purchase of such stocks, and may limit the market liquidity for such securities.

FORWARD LOOKING STATEMENTS.

Certain of the statements contained in this Form 8-K/A includes "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this Form 8-K/A regarding the Company's financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, and other matters, are forward looking statements. These forward looking statements are based upon management's expectations of future events. Although the Company believes the expectations reflected in such forward looking statements are reasonable, there can be no assurances that such expectations will prove to be correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Risk Factor section above and elsewhere in this Form 8-K/A. All written and oral forward looking statements attributable to the Company or persons acting on behalf of the Company subsequent to the date of this Form 8-K/A are expressly qualified in their entirety by the Cautionary Statements.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

  Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

  Not applicable.

ITEM 5.  OTHER EVENTS.

Successor Issuer Election.

  Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities Exchange Commission, AirTrax elects to be the successor issuer to MAS Acquisition IX Corp. for purposes under the Securities Exchange Act of 1934 ("Exchange Act") and elected to report under the Exchange Act effective November 5, 1999.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following are (i) the financial statements of the Company for the periods indicated therein, and (ii) the proforma financial statements of the Company for the periods indicated therein to reflect the acquisition of MAS.

                                 AIRTRAX, INC.

                             Financial Statements

                               December 31, 1998

                                 AIRTRAX, INC.

                             FINANCIAL STATEMENTS

                               December 31, 1998



                                   CONTENTS
                                   --------

                                                 Page
                                                 ----

Accountant's Audit Report                         1


Balance Sheet                                     2


Statements of Income                              3


Statements of Changes in Stockholder's Equity     4


Statements of Cash Flows                          5


Notes to Financial Statements                     6


Board of Directors
AirTrax, Inc.

I have audited the accompanying balance sheet of AirTrax, Inc. as of December 31, 1998, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AirTrax, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

                          /s/ Robert G. Jeffrey
                          Robert G. Jeffrey

June 22, 1999

                                AIRTRAX, INC.
                                BALANCE SHEET
                              December 31, 1998

                                    ASSETS
                                    ------

Current Assets
  Cash                                   $  5,081
  Accounts receivable                       3,182
  Inventory                                22,972
  Prepaid expenses                          9,438
                                         --------
      Total Current Assets                        $ 40,673

Fixed Assets
  Office furniture and equipment           29,338
  Automotive equipment                      5,000
  Shop equipment                           28,959
  Casts and tooling                        27,609
                                         --------
                                           90,906
  Less, accumulated depreciation           39,041
                                         --------
      Net Fixed Assets                              51,865

Other Assets
  Patents - net                            49,664
  Utility deposits                            214
                                         --------
      Total Other Assets                            49,878
                                                  --------

      TOTAL ASSETS                                $142,416
                                                  ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
  Accounts payable                       $111,678
  Accrued liabilities                       8,771
                                         --------

      Total Current Liabilities                   $120,449

Stockholders' Equity
  Common stock - authorized, 5,000,000
   shares without par value;
   3,610,095 issued and outstanding        36,101
  Preferred stock - authorized, 500,000
   shares without par value; 275,000
   issued and outstanding                  12,950
  Additional paid-in-capital              812,200
  Retained deficit                       (839,284)
                                         --------

      Total Stockholders' Equity                    21,967
                                                  --------

      TOTAL LIABILITIES AND
       STOCKHOLDER' EQUITY                        $142,416
                                                  ========

The accompanying notes and accountant's compilation report are an integral part of these financial statements.

                                 AIRTRAX, INC.

                             STATEMENTS OF INCOME
                For the Years Ended December 31, 1998 and 1997

                                             1998         1997
                                             ----         ----
SALES                                    $  19,585    $  47,484

COST OF GOODS SOLD                           7,637       38,338
                                         ---------    ---------

       Gross Profit                         11,948        9,146

OPERATING AND ADMINISTRATIVE EXPENSES:

  Cost of prototype development            341,125       36,141
  Auto expense                                 858          522
  Health insurance                           6,538        2,543
  Utilities                                  1,828        2,720
  Telephone                                  5,012        2,653
  Shipping, postage and
           office supplies                  15,840       13,540
  Rent                                      14,898       16,139
  Professional fees                         10,790        2,084
  Engineering services                       1,709            -
  Travel and entertainment                   9,648        1,352
  Business taxes                               501          677
  Advertising and promotion                  2,797        2,577
  Interest expense                           2,854        5,483
  Operating supplies                         5,302        1,270
  Depreciation and amortization             18,269       12,961
  Insurance                                  1,754          120
  Equipment repairs                          1,317            -
  Equipment rental                             150            -
  Commissions                                1,555            -
  Payroll                                   56,226       35,000
  Payroll taxes                              4,678        2,677
                                         ---------    ---------
     Total General and
       Administrative Expenses             503,649      138,459
                                         ---------    ---------

NET LOSS BEFORE OTHER INCOME              (491,701)    (129,313)

  Other income                               1,687            -
                                         ---------    ---------

NET LOSS                                 $(490,014)   $(129,313)
                                         =========    =========
NET LOSS PER SHARE                       $    (.17)   $    (.04)
                                         =========    =========

The accompanying notes and accountant's compilation report are an integral part of these financial statements.
                                      -3-

                                AIRTRAX, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Years Ended December 31, 1998 and 1997

                                        COMMON             PREFERRED      ADDITIONAL
                                         STOCK               STOCK         PAID-IN     TREASURY         RETAINED
                                    Shares      Amount  Shares   Amount    CAPITAL       STOCK          EARNINGS    TOTAL
                                    ------      ------  ------   ------   ----------   --------         --------    -----
Shares issued to incorporators     177,547    $  1,630                                                            $  1,630

Subsequent sale to incorporators                        275,000  $ 2,750                                             2,750

Redemption of preferred stock       88,340           - (275,000)                       $(20,000)                   (20,000)

Sales of stock under Rule
 504, Regulation D, offering        16,875         169                      26,941                                  27,110

Shares issued in connection
 with merger                     3,127,500      32,604                     182,164                     $(206,952)    7,816

Sales of stock under Rule
 504, Regulation D, offering        66,338         663                     121,211                                 121,874

Shares issued for services          30,000           -

Exchange of common stock
 for  preferred                 (1,500,000)    (15,000) 275,000   10,200   (15,200)      20,000

Net loss for the year                                                                                   (129,313) (129,313)
                                 ---------     -------  -------   ------   -------      -------          -------   -------
Balance
 December 31, 1997               2,006,600      20,066  275,000   12,950   315,116            -         (336,265)   11,867

Sales of stock under Rule
 504, Regulation D,
 offerings                         471,962       4,720                     488,399                       493,119

Stock issued pursuant to
 stock split                     1,021,825      10,218                     (10,218)           -

Stock issued to redeem
 note payable                       30,000         300                      19,700                                  20,000

Stock issued for services           79,708         797                        (797)                                      -

Net loss for the year                                                                                   (490,014) (490,014)

Dividends paid on preferred stock                                                                        (13,005)  (13,005)
                                 ---------     -------  -------    ------  -------      -------          -------    ------
Balance,
 December 31, 1998               3,610,095    $ 36,101  275,000   $12,950 $812,200     $      -        $(839,284) $ 21,967
                                 =========     =======  =======    ======  =======      =======         ========   =======

The accompanying notes and accountant's compilation report are an integral part of these financial statements.

                                 AIRTRAX, INC.

                           STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1998 and 1997

                                                          1998       1997
                                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                               $(490,014) $(129,313)
Adjustments to reconcile net income to
 net cash consumed by operating activities:
   Depreciation and amortization                          18,269     12,961
   Changes in current assets and liabilities:
     Increase (decrease) in accounts payable
      and accrued liabilities                             58,543    (10,814)
     Increase in prepaid expenses                         (9,438)         -
     Increase in accounts receivable                      (3,182)         -
     Decrease (increase) in inventory                    (10,902)     8,560

                                                       ---------  ---------
       Net Cash Consumed By
        Operating Activities                            (436,724)  (118,606)


CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of equipment                                (44,490)    (6,532)
Acquisition of patents                                         -    (15,015)
Decrease (increase) in utility deposits                      800     (1,014)

                                                       ---------  ---------
       Net Cash Consumed By
        Investing  Activities                            (43,690)   (22,561)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds of common stock sales                       493,119    148,984
Proceeds of borrowing                                          -     20,000
Proceeds of preferred stock sales                              -      2,750
Preferred stock dividend                                 (13,005)         -
Repayment of borrowing                                         -    (20,000)
Acquisition of preferred stock for Treasury                         (20,000)
                                                       ---------  ---------

       Net Cash Provided By
        Financing Activities                             480,114    131,734

                                                       ---------  ---------
       Net Decrease In Cash                                 (300)    (9,433)

  Balance at beginning of year                             5,381     14,814
                                                       ---------  ---------

  Balance at end of year                               $   5,081  $   5,381
                                                       =========  =========

The accompanying notes and accountant's compilation report are an integral part of these financial statement.

                                 AIRTRAX, INC.

                        NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization Of Company
The Company was formed April 17, 1997. On May 19, 1997, the Company entered into a merger agreement with another corporation, with the Company being the survivor.

Business
The Company has designed a forklift vehicle using an omni-directional technology obtained under a contract with the United States Navy Surface Warfare Center in Panama City, Florida. The right to exploit this technology grew out of a Cooperative Research and Development Agreement with the Navy. Significant resources have been devoted during the past two years to the construction of a prototype of this omni-directional forklift vehicle. It is expected to be in full commercial production during the first quarter of 2000. At that time, it will be offered to industrial users.

The Company has also developed a traditional helicopter ground handling machine which has been marketed by the Company on limited basis.

Cash
For purposes of the statements of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Inventory
Inventory consists principally of spare parts and supplies used in the development of prototype machines. Inventories are stated at the lower of cost (determined on a first in-first-out basis) or market.

Fixed Assets
Fixed assets are recorded at cost. Depreciation is computed by use of the Modified Accelerated Cost Recovery System (MACRS), as permitted by Internal Revenue Service Regulations, using lives of seven years for furniture and shop equipment and five years for computers and automobiles.

Intangible Assets
     Patents
     The Company incurred costs to acquire and protect certain	patent
rights. These costs were capitalized and are being amortized over a period of fifteen (15) years on a straight-line basis.

                                 AIRTRAX, INC.

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1998

1.  continued

     Prototype Equipment
     The cost of developing and constructing the prototype omni-directional helicopter handling vehicle and the omni-directional forklift vehicle is expensed as incurred.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

2.  RELATED PARTY TRANSACTIONS

During 1997, 1.5 million shares of common stock of the Company, owned by the majority shareholder, were exchanged for 275,000 shares of Company preferred stock (see Note 5 for description of the preferred stock). This majority shareholder is a corporation wholly owned by the president of the Company.

3.  PRIVATE PLACEMENT OFFERINGS

The Company conducted two private placement offerings during 1997, 1998 and 1999. These offerings were exempt under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Common stock sold under these offerings during 1997 and 1998 is presented below.

                               1997                  1998
                        --------------------  --------------------
                        Shares  Net Proceeds  Shares  Net Proceeds
                        ------  ------------  ------  ------------
First Offering          66,338    $121,874    439,550   $450,821
Second Offering              -           -     32,412     42,298


Each of the shares issued under the first offering included a warrant allowing shareholders to purchase one additional share at prices between $1.50 and $2.50.

The predecessor corporation also conducted a private placement offering during 1996 and 1997, prior to the merger. This offering also was exempt under federal securities law. A total of 19,375 shares were sold during this offering, yielding net proceeds of $33,713. Each of these shares also included a warrant to purchase one additional share at a price of $2.50 per share.

                                 AIRTRAX, INC.

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1998

3.  continued

Additional shares of common stock were issued during 1999 under the second offering. These shares totaled 103,640, yielding net proceeds of $136,984 during 1999. Warrants which accompanied the first offering were exercised during 1999. As result of the warrant exercises through June 1999, a total of 477,269 shares of common stock were issued, yielding net proceeds of $814,094. All warrants have either been exercised or have expired.

4.  STOCK-SPLIT

During 1998, the common stock was split. One additional share was issued for every two shares held. This split resulted in 1,021,825 additional common shares being issued.

5.  PREFERRED STOCK

The Company is authorized to issue 500,000 shares of preferred stock, without par value. During 1997, 275,000 shares of such stock were exchanged for 1.5 million shares of the common stock of the Company. Each of these shares entitles the holder to a 5% cumulative dividend based on a $5 per share stated value. Shareholders may elect to receive these dividends in cash or in common stock. If stock is elected, it is to be valued at a price calculated at thirty percent of the last price offered or traded during an applicable quarter period. This issue of preferred stock also provides a voting right of 10 votes for each share.

Dividends totaling $104,726 had accrued through December 31, 1998 on this issue of preferred stock. Of this total, $13,005 had been paid in cash. In 1999, the preferred shareholder elected to receive the remaining $91,721 in common stock, and 305,737 shares were then issued.

The characteristics of the remaining 225,000 preferred shares authorized have not been specified.

                                 AIRTRAX, INC.

                        NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998

6.  Earnings Per Share

                                             YEAR 1998
                                             ---------

                              Income     Average Shares   Per Share
                              (Loss)      Outstanding      Amount
                              ------     --------------   ---------
Net loss                    $(490,014)
Adjustment for
  preferred stock
  dividends                   (68,750)

                              -------
Income (loss) available
  to common shareholders    $(558,764)     3,320,662       $(.17)
                              =======      =========         ===

                                             YEAR 1997
                                             ---------

Net loss                    $(129,313)
Adjustment for
  preferred stock
  dividends                   (35,976)

                              -------
Income (loss) available
  to common shareholders    $(165,289)     3,789,032       $(.04)
                              =======      =========         ===

Warrants to purchase common stock were outstanding at the end of 1998 but were not included in the computation of earnings per share because such inclusion would have an antidilutive effect. These warrants are described in Note 3.

7.  INCOME TAXES

The Company has experienced losses each year since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. A New Jersey corporation business tax liability of $200 accrued during each of the years 1998 and 1997, that being the minimum annual tax imposed on all New Jersey corporations. New Jersey tax law allows the carry forward of NOL's for seven years. The Company had NOL carry forwards of $324,000 as of December 31, 1998. The potential tax benefit of these NOL's has not been recorded on the books of the Company.

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                December 31, 1998

8.  RENTALS UNDER OPERATING LEASES

The Company conducts its operations from facilities rented on a month to month basis. Office equipment is leased under an operating lease that expires June 2003. The following is a schedule of future minimum rental payments required under the operating lease:


                        Year Ending
                        December 31,      Amount
                        ------------      ------
                            1999       $   6,857
                            2000           6,857
                            2001           6,857
                            2002           6,857
                            2003           2,857
                                        --------
                                       $  30,285
                                        ========

Rent expense amounted to $17,755 in 1998 and $16,140 in 1997.

9.  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash paid for interest and income taxes is presented below:

              1998          1997
              ----          ----
Interest     $2,904        $5,483
Income taxes    200           200


There were no noncash investing activities during either 1997 or 1998. The following noncash financing activities occurred:

    a. A $20,000 note payable was redeemed in 1998 for 30,000 shares of common stock.
    b. Shares of common stock were issued for services during 1997 and 1998, totalling 30,000 and 79,708, respectively.

                                 AIRTRAX, INC.

                             Financial Statements

                         September 30, 1999 and 1998

                                 AIRTRAX, INC.

                             FINANCIAL STATEMENTS

                          September 30, 1999 and 1998


                                  CONTENTS
                                  --------

                                               Page
                                               ----
Accountant's Audit Report                       1

Balance Sheet                                   2

Statement of Income                             3

Statement of Changes in Stockholder's Equity    4

Statement of Cash Flows                         5

Notes to Financial Statements                   6


To the Board of Directors
AirTrax, Inc.

I have compiled the accompanying balance sheet of AirTrax, Inc. as of September 30, 1999, the related statement of changes in stockholders' equity for the nine month period then ended, and the related statements of income, and cash flows, for the nine month periods ended September 30, 1999 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

                           /s/ Robert G. Jeffrey
                           Robert G. Jeffrey
November 9, 1999

                                  AIRTRAX, INC.

                                  BALANCE SHEET
                           September 30, 1999 and 1998

                                         ASSETS
                                         ------
Current Assets
     Cash                               $ 181,422
     Accounts receivable                   46,955
     Inventory                             53,947
     Prepaid expenses                       6,938
                                         --------
      Total Current Assets                        $ 289,262

Fixed Assets
     Office furniture and equipment        32,953
     Automotive equipment                  16,675
     Shop equipment                        20,660
     Casts and tooling                     64,437
                                         --------
                                          134,725
     Less, accumulated depreciation        49,302
                                         --------
      Net Fixed Assets                               85,423

Other Assets
     Patents - net                         51,405
     Utility deposits                          65
                                         --------
      Total Other Assets                             51,470
                                                   --------

      TOTAL ASSETS                                $ 426,155
                                                   ========


                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

Current Liabilities
     Accounts payable                   $  24,093
     Accrued liabilities                    4,769
                                         --------

       Total Current Liabilities           					  $  28,862

Stockholders' Equity
  Common stock - authorized, 5,000,000
   shares without par value;
   4,543,048 issued and outstanding        45,084
  Preferred stock - authorized, 500,000
   shares without par value; 275,000
   issued and outstanding                  12,950
  Additional paid-in-capital            1,779,676
  Retained deficit                     (1,440,417)
                                       ----------

       Total Stockholders' Equity                   397,293
                                                   --------

       TOTAL LIABILITIES AND
        STOCKHOLDER' EQUITY                       $ 426,155
                                                   ========

The accompanying notes and accountant's compilation report are an integral part of these financial statements.

                                  AIRTRAX, INC.
                               STATEMENT OF INCOME
           For the Nine Month Period Ended September 30, 1999 and 1998

                                               1999          1998
                                               ----          ----
SALES                                       $  55,305     $  16,932

COST OF GOODS SOLD                              7,383         8,087
                                             --------      --------

     Gross Profit                              47,922         8,845

OPERATING AND ADMINISTRATIVE EXPENSES:

   Cost of prototype development              177,936       236,496
   Auto expense                                    74           858
   Health insurance                             7,382         4,448
   Utilities                                    1,576         1,342
   Telephone                                    7,647         3,663
   Shipping, postage and
    office supplies                            22,076        11,768
   Rent                                         7,353        11,174
   Legal and accounting fees                   22,819         7,450
   Transfer agent fees                          3,370         1,528
   Engineering services                        23,223         1,709
   Travel and entertainment                     7,618         7,688
   Business taxes                                 824           156
   Advertising and promotion                   68,730         2,547
   Interest and finance charges                 3,982         2,287
   Operating supplies                             507         3,330
   Depreciation and amortization               23,504        13,702
   Insurance                                    4,047         1,976
   Equipment rental                             4,571           150
   Payroll and payroll taxes                  139,272        44,678
   Total General and                          -------       -------
    Administrative Expenses                   526,511       356,950
                                              -------       -------

NET LOSS BEFORE OTHER INCOME                 (478,589)     (348,105)

   Other income                                 9,675         1,687
                                              -------       -------

NET LOSS                                    $(468,914)    $(346,418)
                                              =======       =======

NET LOSS PER SHARE                           $  (.12)      $  (.12)
                                              =======       =======

The accompanying notes and accountant's compilation report are an integral part of these financial statements.

                                  AIRTRAX, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               For the Nine Month Period Ended September 30, 1999

                                           COMMON               PREFERRED          ADDITIONAL
                                            STOCK                 STOCK              PAID-IN       RETAINED
                                      Shares     Amount     Shares     Amount        CAPITAL       EARNINGS         TOTAL
                                      ------     ------     ------     ------        -------       --------         -----
Balance,
December 31, 1998          3,610,095   $ 36,101   275,000    $ 12,950     $  812,200    $ (839,284)      $ 21,967

Sales of stock
under Rule  504,
Regulation D, offerings         614,552      5,799                                            958,190        963,989

Common Stock issued as
divided  on preferred                         305,737      3,057                                             (3,057)             -

Stock issued for services              12,664        127                                             12,343         12,470

Net loss for the nine
month period                                                                 (468,914)      (468,914)

Dividends paid on
preferred stock                                                                  (132,219)      (132,219)

                                    ---------    -------   -------     -------      ---------    ----------        -------
Balance, September
30, 1999         4,543,048   $ 45,084   275,000    $ 12,950     $1,779,676   $(1,440,417)      $397,293
                                    =========    =======   =======     =======      =========    ==========        =======

The accompanying notes and accountant's compilation report are an integral part of these finanical statements.

                                  AIRTRAX, INC.

                             STATEMENT OF CASH FLOWS
           For the Nine Month Period Ended September 30, 1999 and 1998

                                                  1999          1998
                                                  ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                       $(468,914)    $(346,418)
Adjustments to reconcile net income to
 net cash consumed by operating activities:
   Depreciation and amortization                  23,504        13,702
   Value of common stock issued for services       9,970           797
Changes in current assets and liabilities:
   Decrease in prepaid expenses                    2,500             -
   Increase (decrease) in accounts payable
    and accrued liabilities                      (91,627)       34,751
   Increase in accounts receivable               (43,773)          (29)
   Increase in inventory                         (30,975)       (4,448)
                                                --------      --------
         Net Cash Consumed By
           Operating Activities                 (599,315)     (301,645)


CASH FLOWS FROM INVESTING ACTIVITIES
Disposition of shop equipment                      3,067             -
Decrease in utility deposits                         149           800
Acquisitions of equipment                        (56,887)      (36,198)
Acquisition of patents                            (4,981)            -
  							        	         	                    --------      --------
         Net Cash Consumed By
           Investing  Activities                 (58,652)      (35,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds of common stock sales               874,806       347,501
Preferred stock dividend                         (40,498)      (13,005)
                                                --------      --------
         Net Cash Provided By
           Financing Activities                  834,308       334,496

                                                --------      --------
         Net Increase (Decrease) In Cash         176,341        (2,547)

Cash balance at beginning of period                5,081         5,381
                                                --------      --------

Cash balance at end of period                  $ 181,422     $   2,834
                                                 =======       =======

The accompanying notes and accountant's compilation report are an integral part of these financial statement.

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1999 and 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization Of Company
The Company was formed April 17, 1997. On May 19, 1997, the Company entered into a merger agreement with another corporation, with the Company being the survivor.

Business
The Company has designed a forklift vehicle using an omni-directional technology obtained under a contract with the United States Navy Surface Warfare Center in Panama City, Florida. The right to exploit this technology grew out of a Cooperative Research and Development Agreement with the Navy. Significant resources have been devoted during the past two years to the construction of a prototype of this omni-directional forklift vehicle. It is expected to be in full commercial production during the first quarter of 2000. At that time, it will be offered to industrial users.

The Company has also developed a traditional helicopter ground handling machine, which has been marketed by the Company on as limited basis.

Cash
For purposes of the statements of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Inventory
Inventory consists principally of spare parts and supplies used in the development of prototype machines. Inventories are stated at the lower of cost (determined on a first-in first-out basis) or market.

Fixed Assets
Fixed assets are recorded at cost. Depreciation is computed by use of the Modified Accelerated Cost Recovery System (MACRS), as permitted by Internal Revenue Service Regulations, using lives of seven years for furniture and shop equipment and five years for computers and automobiles.

Intangible Assets
        Patents
        The Company incurred costs to acquire and protect certain patent rights. These costs were capitalized and are being amortized over a period of fifteen (15) years on a straight-line basis.

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1999 and 1998

1.  continued

         Prototype Equipment
         The cost of developing and constructing the prototype omni-directional helicopter handling vehicle and the omni-directional forklift vehicle is expensed as incurred.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.  RELATED PARTY TRANSACTIONS

During 1999, 305,737 shares of common stock of the Company were issued as a dividend on the preferred stock. The preferred stock is owned by the majority shareholder of the Company. This majority shareholder is a corporation controlled by the president of the Company.

3.  PRIVATE PLACEMENT OFFERINGS

The Company conducted private placement offerings during 1999. The offerings were exempt under the Securities Act of 1933, as amended, and the rules and regulations promulgated therunder. A total of 579,909 shares of common stock was sold under the offerings resulting in net proceeds of $963,989.

4.  PREFERRED STOCK

The Company is authorized to issue 500,000 shares of preferred stock, without par value. During 1997, 275,000 shares of such stock were exchanged for 1.5 million shares of the common stock of the Company. Each of these shares entitles the holder to a 5% cumulative dividend based on a $5 per share stated value. Shareholders may elect to receive these dividends in cash or in common stock. If stock is elected, it is valued at a price calculated at thirty percent of the last price offered or traded during an applicable quarter eriod. This issue of preferred stock also provides a voting right of 10 votes for each share.

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1999 and 1998


4.  continued

Dividends totaling $104,726 had accrued through December 31, 1998 on this issue of preferred stock. Of this total, $13,005 had been paid in cash. In 1999, the preferred shareholder elected to receive the remaining $91,721 in common stock, and 305,737 shares were then issued. Additional cash dividends of 51,563 accrued during the first nine months of 1999; of this, $40,498 was paid in cash and $11,065 remains unpaid.

The characteristics of the remaining 225,000 preferred shares authorized have not been specified.

5.  Earnings Per Share

                                   NINE MONTHS ENDED
                                   SEPTEMBER 30, 1999
                                   ------------------
                                Amount    Average Shares  Per Share
                                (Loss)      Outstanding     Amount
                                ------      -----------     ------
Net loss                     $ (468,914)
Adjustment for
  preferred stock
  dividends                      (51,563)
                                 -------
Income (loss) available
  to common shareholders     $ 	(520,477)    4,209,170      $(.12)
                                 =======     =========        ===

                                   NINE MONTHS ENDED
                                   SEPTEMBER 30, 1998
                                   ------------------
                                Amount    Average Shares  Per Share
                                (Loss)      Outstanding     Amount
                                ------      -----------     ------
Net loss                     $ (346,418)
Adjustment for
  preferred stock
  dividends                     (51,563)
                                 ------
Income (loss) available
  to common shareholders     $ 	(397,981)    3,314,020      $(.12)
                                 =======     =========        ===

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1999 and 1998

6.  INCOME TAXES

The Company has experienced losses each year since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. A New Jersey corporation business tax liability of $200 accrued during each of the years 1998 and 1997, that being the minimum annual tax imposed on all New Jersey corporations. New Jersey tax law allows the carry forward of NOL's for seven years. The Company had NOL carry forwards of $324,000 as of December 31, 1998. The potential tax benefit of these NOL's has not been recorded on the books of the Company.

7.  RENTALS UNDER OPERATING LEASES

Since June 1999, the Company has conducted its operations on premises owned by the Company president which to date has been rent free. Office equipment is leased under an operating lease that expires June 2003. The following is a schedule of future minimum rental payments required under the operating lease:

                 Year Ending
                 December 31,            Amount
                 ------------            ------
                   1999 (Remainder)     $  1,714
                   2000                    6,857
                   2001                    6,857
                   2002                    6,857
                   2003                    2,857
                                          ------
                                        $ 25,142
                                         =======

Rent expense amounted to $11,924 in the first nine months of 1999.

                                  AIRTRAX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1999 and 1998


8.  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash paid for interest and income taxes during the nine months ended September 30, 1999 was $3,904 and $200, respectively; during the nine months ended September 30, 1998, these amounted to $2,218 and $200, respectively.

There were no noncash investing activities during the nine months ended September 30, 1999. The following noncash financing activities occurred during this period.

     a.	Common stock was issued for services, amounting to 7,664 shares the nine month period of 1999 and 79,108 shares in the nine month period of 1998. Expense was charged $9,970 for these shares in 1999, and $797 in 1998.
     b. Common stock was issued as a dividend on the preferred issue, amounting to 305,737 shares, which were valued at $91,721.
     c. A $20,000 note payable was redeemed in the 1998 period for 30,000 shares of common stock.

                                  AirTrax, Inc.
                             ProForma Balance Sheets
                                December 31, 1998

                                                 MAS
                                             Acquisition
ASSETS                          AirTrax, Inc.  IX Corp. Adjustments Consolidated
------                          -------------  -------- ----------- ------------
Current Assets                    $  40,673  $       -   $       -    $  40,673

Fixed Assets                         90,906          -           -       90,906
Less, accumulated depreciation       39,041          -           -       39,041
                                    -------    -------     -------      -------
     Net Fixed Assets                51,865          -           -       51,865

Other Assets:
  Intangibles-net of  amortization   49,664         50           -       49,714
  Deposits                              214          -           -          214
                                    -------    -------     -------      -------
     Total Other Assets              49,878         50           -       49,928
                                    -------    -------     -------      -------
  Total Assets                    $ 142,416  $      50   $       -    $ 142,466
                                    =======    =======     =======      =======

LIABILITIES AND STOCKHOLDERS'
  EQUITY
  ------

Current Liabilities               $ 120,449          -           -    $ 120,449

Stockholders' Equity                 21,967         50           -       22,017
                                    -------    -------     -------      -------
  Total Liabilities and
  Stockholders' Equity            $ 142,416  $      50   $       -    $ 142,466
                                    =======    =======     =======      =======

                                  AirTrax, Inc.
                            Proforma Balance Sheets
                               September 30, 1999

                                                 MAS
                                             Acquisition
ASSETS                          AirTrax, Inc.  IX Corp. Adjustments Consolidated
------                          -------------  -------- ----------- ------------
Current Assets                   $ 289,262   $       -   $       -   $ 289,262

Fixed Assets                       134,725           -           -     134,725
Less, accumulated depreciation      49,302           -           -      49,302
                                   -------     -------     -------     -------
     Net Fixed Assets               85,423           -           -      85,423

Other Assets:
  Intangibles - net of
   amortization                     51,405          36           -      51,441
  Deposits                              65           -           -          65
                                   -------     -------     -------     -------
     Total Other Assets             51,470          36           -      51,506

                                   -------     -------     -------     -------
  Total Assets                   $ 426,155   $      36   $       -   $ 426,191
                                   =======     =======     =======     =======

LIABILITIES AND STOCKHOLDERS'
-----------------------------
  EQUITY
  ------

Current Liabilities              $  28,862           -           -   $  28,862

Stockholders' Equity               397,293          36           -     397,329
                                   -------     -------     -------     -------
  Total Liabilities and
   Stockholders' Equity          $ 426,155   $      36   $       -   $ 426,191
                                   =======     =======     =======     =======

                                  AirTrax, Inc.
                         ProForma Statements of Income
                For the Years Ended December 31, 1998 and 1997

                                       MAS
                                    Acqisition
                    AirTrax, Inc.    IX Corp.     Adjustments     Consolidated
                    -------------   ------------  -----------  -----------------
                   1998       1997  1998    1997  1998   1997   1998       1997
                   ----       ----  ----    ----  ----   ----   ----       ----
Sale           $  19,585  $  47,484  $ -   $  -   $  -  $  -  $ 19,585  $ 47,484

Cost of Sales      7,637     38,338    -      -      -     -     7,637    38,338
                --------   --------  ----   ----   ----  ----  -------  --------
  Gross Profit    11,948      9,146    -      -      -     -    11,948     9,146

Operating and
 Administrative
 Expenses:
 Cost of Prototype
  Development    341,125     36,141    -      -      -     -   341,125    36,141
 Payroll and
  Payroll Taxes   60,904     37,677    -      -      -     -    60,904    37,677
 Other Expenses  101,620     64,641   30     13      -     -   101,650    64,654
                --------   --------  ----   ----   ----  ----  -------- --------
  Total Expenses 503,649    138,459   30     13      -     -   503,679   138,472

                --------   --------  ----   ----   ----  ---- --------- --------
Net Loss Before
 Other Income   (491,701)  (129,313) (30)   (13)     -     -  (491,731)(129,326)

Other Income       1,687          -    -      -      -     -     1,687      -
                --------   --------   ----  ----   ---- ----  -------- --------
Net Loss       $(490,014) $(129,313) $(30) $(13) $   -  $ - $(490,044)$(129,326)
                ========   ========   ====  ====   ==== ==== ========  ========
Net Loss
 Per Share     $   (.17) $    (.04) $  -  $  -   $   -  $ - $   (.17) $   (.04)
                ========   ========  ====  ====   ====  ==== ========  ========

                                  AirTrax, Inc.
                         ProForma Statements of Income
         For the Nine Month Periods Ended September 30, 1999 and 1998

                                          MAS
                                      Acquisition
                    AirTrax, Inc.       IX Corp.   Adjustments  Consolidated
                    -------------    ------------  -----------  ------------
                    1998     1997     1998   1997   1998  1997   1998    1997
                    ----     ----     ----   ----   ----  ----   ----    ----
Sales          $  55,305  $  16,932  $  -    $ -  $   -  $  - $ 55,305 $ 16,932
Cost of Sales      7,383      8,087     -      -      -     -    7,383    8,087
                --------   --------  ------  ----   ----  ---- --------  -------
  Gross Profit    47,922      8,845     -      -      -     -   47,922    8,845

Operating and
 Administrative
 Expenses:
 Cost of Prototype
  Development    177,936    236,510     -      -      -     -  177,936  236,510
 Payroll and
  Payroll Taxes  139,272     44,678     -      -      -     -  139,272   44,678
 Advertising and
  Promotion       68,730      2,547     -      -      -     -   68,730    2,547
 Other Expenses  140,573     73,215     14     14     -     -  140,587   73,229
                --------   --------   -----  -----  ----  ---- -------- --------
 Total Expenses  526,511    356,950     14     14     -     -  526,525  356,964

                --------   --------   -----  -----  ----  ---- -------- --------
Net Loss Before
 Other Income   (478,589)  (348,105)   (14)   (14)    -    - (478,603)(348,119)

Other Income       9,675      1,687     -      -      -    -    9,675    1,687

                --------   --------   -----  -----  ---  --- -------- --------
Net Loss       $(468,914) $(346,418) $ (14) $ (14) $  - $ - $(468,928)$(346,432)
                ========   ========   =====  =====  ===  === ========   ========
Net Loss
 Per Share     $    (.12) $    (.12) $  -   $  -   $  - $ - $   (.12) $    (.12)
                ========   ========   =====  =====  ===  === ========   ========

EXHIBITS.

3(i)a. Certificate of Incorporation of AirTrax, Inc. dated April 11, 1997. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).
3(i)b. Certificate of Amendment to Certificate of Incorporation of AirTrax, Inc. dated November 11, 1999. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999). 3(ii)(a). Amended and Restated By-Laws of the Company. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).
10(i) Agreement and Plan of Merger by and between MAS Acquisition IX Corp. and AirTrax, Inc. dated November 5, 1999. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).
10(ii). Employment agreement dated April 1, 1997 by and between the Company and Peter Amico. (Incorporated by reference to the Company's Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2000). 10(iii). Employment agreement dated July 12, 1999, by and between the Company and D. Barney Harris. (Incorporated by reference to the Company's Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2000).
99(i) Consulting Agreement by and between MAS Financial Corp. and AirTrax, Inc. dated October 26, 1999. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).

ITEM 8. CHANGE IN FISCAL YEAR.

  The successor issuer elects December 31 as its fiscal year end. The Company will file transitional reports as required.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AIRTRAX, INC.

Date: January 5, 2001                   /s/ Peter Amico
-----------------------                 _________________
                                        Peter Amico
                                        President